EXHIBIT 23.1
                                 ------------


                                      HOFFMAN, MORRISON & FITZGERALD, P.C.
                                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 3, 1999, except Note G and O which were as of December 23, 1999, on our audits of the financial statements of InfoCall Communications Corp. as of November 30, 1999 and February 28, 1999, which report is included and appears on page F-2 of the Report on Form 10-SB/A.

/s/ Hoffman, Morrison & Fitzgerald, PC
Hoffman, Morrison & Fitzgerald, PC
Mclean Virgina
March 17, 2000





                          [BOTTOM OF LETTERHEAD]



          Ex. 23.1